UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2020

Acadia Healthcare Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35331	45-2492228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615)861-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 29, 2020, Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), announced the pricing of its previously announced offering (the “Offering”) of $475 million aggregate principal amount of 5.000% senior notes due 2029 (the “Notes”) in a private offering (the “Offering”) to qualified institutional buyers in the United States, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act.

The Company intends to use the net proceeds from the Offering to prepay outstanding borrowings under its existing Term Loan B facility Tranche B-3 and for general corporate purposes, which may include additional debt repayment, and to pay related fees and expenses in connection therewith.

On September 29, 2020, the Company also provided an update on the sale process for its U.K. business, which was previously suspended due to the market dynamics related to the COVID-19 pandemic. The Company announced that it has notified potential buyers that it will shortly relaunch the formal sale process of its U.K. business.

On September 29, 2020, the Company issued a press release to announce the launch of the Offering. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated by reference herein.

On September 29, 2020, the Company issued a press release to announce the pricing of the Notes. A copy of the press release is filed hereto as Exhibit 99.2 and is incorporated by reference herein.

On September 29, 2020, the Company issued a press release to announce an update regarding the sale of its U.K. business. A copy of the press release is filed hereto as Exhibit 99.3 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K include statements related to the Offering and the use of proceeds therefrom. Factors that may cause actual results to differ materially include, without limitation, (i) the impact of the COVID-19 pandemic, including, without limitation, disruption to the U.S. and U.K. economies and financial markets; reduced admissions and patient volumes; increased costs relating to labor, supply chain and other expenditures; and difficulty in collecting patient accounts receivable due to increases in the unemployment rate and the number of underinsured and uninsured patients; (ii) potential difficulties operating our business in light of political and economic instability in the U.K. and globally relating to the U.K.’s departure from the European Union; (iii) the impact of fluctuations in foreign exchange rates, including the devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD); (iv) the Company’s efforts to sell its U.K. operations may not result in any definitive transaction or enhance stockholder value; (v) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our acquisitions, joint ventures and de novo transactions; (vi) the Company’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (vii) potential reductions in payments received by the Company from government and third-party payors; (viii) the occurrence of patient incidents, governmental investigations and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (ix) the risk that the Company may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (x) potential operating difficulties, labor costs, client preferences, , changes in competition and general economic or industry conditions that may prevent the Company from realizing the expected benefits of its business strategies. These factors and others are more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and subsequent periodic reports and other filings with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Acadia Healthcare Company, Inc., dated September 29, 2020

99.2	Press Release of Acadia Healthcare Company, Inc., dated September 29, 2020

99.3	Press Release of Acadia Healthcare Company, Inc., dated September 29, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: September 29, 2020	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel